Boart Longyear Company
Environmental Drilling Division
7773 West Seldon Lane
Peoria, AZ 85345
Phone (623) 486-1881 Fax (623) 486-1885
ROC# 073446

BOART LONGYEAR CONTRACTING SERVICES GROUP

May 23, 2006

PROPOSAL

Searchlight Minerals
2441 West Horizon Ridge Parkway
Suite 120
Henderson, NV 89052

Customer#
Cust.Job#

Attn: Ian McNeil

RE: Searchlight Minerals Slag Pile
Clarkdale, AZ

Proposal 3416 - 3140

In accordance with your recent request, we are pleased to submit our proposal for the desired technical services required for the above referenced project.

It is our understanding that there are seven borings to be drilled to approximately 100 feet each and three borings to be completed that have already been started utilizing the sonic continuous core drilling method. All cuttings can be spread upon gound surface and all borings are to be left open. At this time we anticipate mobilizing a large truck mounted sonic drill to your project on May 30th, 2006.

Based upon the scope of work as summarized on the attached sheet, the cost of this project would be approximately $34,400.00 depending on the actual work performed. This proposal will remain valid for a period of 30 days.

If you have any questions regarding this proposal, please give me a call. We appreciate your consideration and look forward to working with you on this and future projects.

Sincerely,

Phillip E. Cramer

Phillip Cramer
Attachment

Boart Longyear Company
Environmental Drilling Division
7773 West Seldon Lane
Peoria, AZ 85345
Phone (623) 486-1881 Fax (623) 486-1885
ROC# 073446

BOART LONGYEAR
CONTRACTING SERVICES GROUP

May 23, 2006

Searchlight Minerals

Customer#
Cust. Job#

Attn: Ian McNeil

RE: Searchlight Minerals Slag Pile
Clarkdale, AZ

Proposal 3416 - 3140

Service	Quantity	UOM	Rate	Estimated Cost
Mobilization/Demobilization	1.00	ea	2,000.00	2,000.00
Sonic Rig Rental	9.00	dy	3,300.00	29,700.00
Per Diem (3 man crew)	9.00	dy	300.00	2,700.00
Core & Casing Bits	0.00	ea	540.00	0.00
			Grand Total	**$34,400.00**

CONTRACT FOR SERVICES

DATED: October 17, 2005

BETWEEN
Searchlight Minerals Corporation

("Company")
2441 W. Horizon Ridge Parkway Suite 120 Henderson, NV. 89052 PH: 702-939-5248
Address and Telephone

AND

BOART LONGYEAR COMPANY, ENVIRONMENTAL DRILLING DIVISION
("Contractor")
7773 W. Seldon Lane Peoria, Arizona 85345 PH: 623-486-1881
Address and Telephone

1. WORK SCOPE; TERM

This Agreement is for the provision of services as specified in a written contract order ("Contract Order") signed by both parties. Each Contract Order will be substantially in the form attached as Addendum A. This Agreement neither authorizes Contractor to provide nor commits Company to order any services. The execution of a Contract Order by the parties hereto is Contractor's agreement to provide and Company's agreement to accept and pay for services in accordance with this Agreement and the applicable Contract Order, unless the Contract Order provides that a purchase order or other order document is required to commit Company to order the services.

Contractor will perform the services in accordance with the Contract Order and this Agreement. Company shall accept services which conform to the requirements of the Contract Order. Company will promptly notify Contractor of any non-conformance of any services with such requirements ("Non-conformance"), and Contractor shall have a reasonable period of time, based on the severity and complexity of the Non-conformance, to correct the Non-conformance. Company's failure to promptly notify Contractor of any Non-conformance shall constitute acceptance of such services by Company.

The initial term of this Agreement begins on the date first above written and expires on first anniversary of such date, subject to earlier termination as provided in this Agreement. The term of this Agreement will be automatically renewed on an annual basis, unless either party gives notice of its intent not to renew at least 30 days before the expiration of the initial term or the then-current term. Notwithstanding the foregoing, the terms of this Agreement continue in effect for any Contract Order that is outstanding at the time of termination or expiration of this Agreement.

2. CHANGE ORDERS

Company may order changes, deletions or additional work under any Contract Order and within the scope of this Agreement by issuance of written Change Orders. If such changes cause an increase or decrease in costs or in time for performance, these changes along with any applicable price and/or contract performance time increases or decreases will be included in the Change Order. Company's on-site representative may, from time-to-time, issue verbal instructions to Contractor, which will be evidenced in writing by his signature on the daily time sheet. This procedure shall have the same effect as the issuance of a formal change order.

3. COMPENSATION AND BILLING

Company shall pay Contractor as per each Contract Order for the work completed under such Contract Order and shall make payment within thirty (30) days after receipt of a valid and satisfactory completion of the work invoiced. Contractor's invoice shall reference any applicable Contract Order, Purchase Order or Change Order numbers, shall include an itemized statement of charges and copies of receipts for properly reimbursable expenses included in the scope of work. Any amounts remaining unpaid after 30 days of receipt of invoice, shall begin accruing interest at the rates of 1-1/2% per month, compounded monthly until paid in full. Company shall be liable for any and all legal fees incurred by Contractor in the collection of its fees from Company. Unless stated otherwise, no prices quoted hereunder shall include any taxes due on such amounts.

4. PROGRESS OF WORK

Contractor shall, to the best of its abilities, commence and complete the work in accordance with the schedule specified on any Contract Order.

5. OWNERSHIP OF WORK PRODUCT

Unless otherwise specified in writing by the Company, the work and all records relating to it, including all drawings, specifications, reports, summaries, technical information, processes and know-how and other technical information shall be deemed the property of the Company or its client (except such materials and information which is not specific to the work performed by Contractor for the Company pursuant to this Agreement). Upon completion of the work, or at any time upon request of Company, Contractor shall deliver all such materials to Company and retain one copy for its records.

6. RIGHT TO AUDIT

Each party shall retain all documents, notes, records and all other documentation with regard to the services provided hereunder for a period of two (2) years after completion of such services. Each party or its duly authorized representative, at all reasonable times during the performance of such services and such subsequent two (2) year period, shall have access to such documents, notes and records for purposes of auditing and verifying the price of such services or for any other reasonable purpose. A party requesting an audit will provide the other party with at least 10 days' prior notice of such audit. The audited party will make the information reasonably required to conduct the audit available on a timely basis at the audited party's main place of business and assist the auditing party and its internal or external auditors as reasonably necessary. The audited party will not be responsible for auditing party's expenses incurred for an audit.

7. HEALTH, SAFETY, AND COMPLIANCE WITH LAW

Contractor understands and acknowledges the potential for contact with hazardous waste or materials in the conduct of the work, and certifies that its employees engaged in the work have completed health and safety training courses as specified by Occupations Safety and Health Administration (OSHA), Environmental Protection Agency (EPA), and respective chapters 29 and 40 of the Code of Federal Regulations (CFR). Contractor shall additionally assure its compliance with Company's health and safety policies, and procedures, site safety plans, or other health and safety rules specified in writing by the Company for the work.

Contractor agrees to obtain and maintain all permits and licenses required for its performance of the work, and to comply with all federal, state and local laws including health, safety, labor, employment, and security laws (including, but not limited to, OSHA) and all ordinances, regulations, and orders of governmental agencies pertaining to the work, including those regarding medical monitoring requirements for employees and facilities. Company agrees to

comply with all federal, state and local laws including health, safety, labor and security laws in order to provide a safe and suitable
work environment for all employees of Contractor while on Company property.

8. ENVIRONMENTAL COMPLIANCE

Contractor represents and warrants that it will conduct all of its work in compliance with all applicable federal, state, and local environmental statutes, ordinances, and implementing regulations including all obligations under the Resource Conservation and Recovery Act (RCRA), the Comprehensive Environmental Response, Compensation and Recovery Act (CERCLA) and the Superfund Amendments and Reauthorization Act (SARA) governing its handling of hazardous waste, substances, samples, or residue.

9. WARRANTY AND PROFESSIONAL CARE

Contractor warrants that its work will conform with the requirements of this Agreement including any special terms in any attachment hereto as agreed upon by the parties hereto.

Contractor represents and warrants that it shall be responsible for the professional and technical accuracy, adequacy, and standards of all work performed under this Agreement, including that (a) proper drilling and construction techniques, supervision, inspection, and testing practices are followed; (b) all boring depths, diameters of well casings and borings, well elevations and gradient locations meet specifications for the work; (c) all workmanship is free from defects, incorporates the precision, safety margins and other criteria defined in the scope of work; (d) all materials furnished or fabricated meet project specifications, are new unless otherwise specified by Company in writing and free from defects; (e) all materials designs and plans furnished by Contractor are free from any valid claim for copyright or patent infringement; (f) all drilling and construction work and any materials or equipment furnished are in compliance with all applicable statutes and regulatory codes of any federal, state, or local governmental body having jurisdiction over the work.

If any work performed by Contractor or its agents, or any material or equipment furnished by them is found to be defective within twelve (12) months from Company acceptance of the work, Contractor warrants that it shall, at its expense and at its option, promptly remedy such defective workmanship or replace such defective material or equipment. Contractor shall not be liable for any failures which result solely from natural causes, theft, vandalism, acts of god, improper operation or maintenance on Company's or owner or others part or which are due solely to normal wear and tear.

THE WARRANTIES AFFORDED BY THIS SECTION 9 AND CONTRACTOR'S OBLIGATIONS AND LIABILITIES THEREUNDER ARE IN LIEU OF, AND COMPANY HEREBY WAIVES, ALL OTHER GUARANTEES AND WARRANTIES, EXPRESS OR IMPLED, ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ALL OBLIGATIONS AND LIABILITIES WITH RESPECT TO LOSS OF USE, REVENUE OR PROFIT, OR INDIRECT OR CONSEQUENTIAL DAMAGES, AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABLE QUALITY.

10. INSURANCE

Contractor shall, at all times during the period of this Agreement is in effect, maintain the following insurance with the minimum policy limits specified:

	Type	Limits
a.	Workers Compensation Employer's	Statutory

Liability | $1,000,000/per Occurrence

b.	Commercial General Liability, including Contractual Liability, Underground Explosion & Collapse Hazard	$1,000,000 Combined single limit
c.	Automobile Liability, including Bodily Injury/Property Damage	$1,000,000 Combined single limit
d.	Environmental Impairment, Both Sudden and General	$1,000,000/per occurrence $3,000,000/aggregate

The insurance policies provided for in Sections 10(b) and 10(c) shall be endorsed to name Company as an additional insured party. All policies shall be endorsed to provide that all rights of subrogation against the company are waived and shall contain cross liability and severability of interest provisions. Contractor's compliance with the above insurance provisions shall not constitute a limitation of liability or in any way limit or affect Contractor's indemnification obligations under this Agreement.

Company reserves the right to require additional insurance or coverage amounts for the policies above, based on its evaluation of specific client requirements and the nature of the work. Certificates evidencing the required insurance coverage shall be delivered to Company prior to commencement of work and shall provide that any material change in or cancellation of any policy under which certificates are issued shall not be valid until Company has received thirty (30) days prior written notice of such change or cancellation. Cost of additional insurance shall be for Company's account.

11. INDEMNIFICATION

Subject to the limitations in this Section 11, to the fullest extent permitted by law, each party agrees to indemnify, defend and hold harmless the other party, its respective officers, agents, and employees from and against any and all liabilities, losses, damages, demands, claims, suits, taxes, costs and expenses; including reasonable legal fees and other expenses of litigation for all injuries, disease, or death to any persons, including the indemnified party's employees, and loss of or damage to property of employees, or subcontractors, caused by the indemnifying party except to the extent such liabilities or losses are attributable to the sole negligence or willful misconduct of the other party.

This indemnity shall additionally apply to

a. Any material violation by either party or its subcontractors of any applicable federal, state or local laws, rules, or regulations;
b. Any penalty or fine incurred by or assessed against either party or its client to the extent caused by the other party, its subcontractors or suppliers;
c. Any environmental damage caused by either party, its subcontractors or suppliers; and
d. Any patent or copyright infringement by either party, its subcontractors or suppliers.

Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement will be liable to the other party for any special, consequential, incidental, indirect or other damages, however caused, whether for breach of contract, negligence or otherwise, and whether or not a party to this Agreement has been advised of the possibility of such damages. In no event shall Contractor's liability for any property damage or personal injury claims exceed any amounts of coverage under any insurance policies required under Section 10 of this Agreement. In the event an indemnified party gives notice of an action or proceeding under this Section 11 to an indemnifying party, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such action or proceeding and to compromise or settle such

action or proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.

12. LIENS

In the event of any claim has been asserted against Contractor, Company or its client, or any lien has been filed with respect to the work performed for and on behalf of Contractor pursuant to this Agreement or a Contract Order, further payment shall not become due with respect to such Contract Order until all such claims or liens have been released and/or discharged without cost or expense to Company. Company may, in default of Contractors obligation to do so, procure the release of any such claim or lien, and deduct all costs and expenses incurred in so doing from any money due hereunder. If final payment has been made, Contractor shall reimburse Company for all monies paid to release any such claim or lien.

13. INDEPENDENT CONTRACTOR STATUS

Each party, its subcontractors and associates shall act as and be deemed to be independent contractors of the other party for all purposes of this Agreement and shall not be deemed to be agents, assigns, employees, joint venturers, partners or principles of the other party, its employees, officers, directors, representatives or affiliates. The employees, methods, materials, equipment, and facilities used by Contractor, its subcontractors, and suppliers, to perform the work hereunder shall at all times be under their exclusive supervision, direction and control. This Agreement is not intended to be one of hiring under the provisions of any workers compensation or other laws and shall not be so construed.

14. DEFAULT

If either party materially breaches any of the terms of this Agreement and fails to implement corrective action to the satisfaction of the other party following ten (10) days notice, such party shall be in default and the non-defaulting party may immediately terminate this Agreement. In addition to its rights of termination, the non-defaulting party shall be entitled to recover any and all damages resulting from or arising out of said default.

15. FORCE MAJEURE

Neither party shall be liable for or deemed in breach hereof because of any delay in the performance of its obligations (other than payment obligations) to the extent caused by circumstances beyond its control and that could not have been prevented by the exercise of due diligence, including but not limited to fires, natural disasters, riots, acts of terrorism, wars, labor strikes, adverse weather conditions, or acts of God. Each party will notify the other party in writing within ten (10) days in the event of the occurrence of any such act which would affect such party's performance hereunder.

16. SEVERABILITY

The invalidity or unenforceability of any provision or portion of this Agreement shall not affect the validity or enforceability of any other provision or portion of this Agreement. Company and Contractor shall in good faith attempt to replace any invalid or unenforceable provisions of this Agreement with provisions that are valid and enforceable and express the intention of the original provisions.

17. HEADINGS

All paragraph headings herein are for convenience only and are not to be construed as limitations upon the scope of the paragraphs to which they refer.

18. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER ARE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. In the event of a dispute under this Agreement, the parties hereto agree to submit such disagreement to senior management of each party for resolution. In the event senior management cannot resolve the dispute, the parties hereto agree to submit the dispute to arbitration pursuant to the rules of the American Arbitration Association provided that either party can opt out of arbitration if the dispute involves a claim in excess of $50,000.

19. ASSIGNMENT

Either party may assign this Agreement with the prior written consent of the other party which consent shall not be unreasonably withheld. Contractor may subcontract with company's consent, which shall not be unreasonably withheld, all or any part of the work to be performed hereunder upon its reasonable belief that it is in the best interest of the parties hereto.

20. ENTIRE AGREEMENT

This Agreement and any attachments hereto are intended by the parties as the final complete, and exclusive expression of the terms and conditions of their agreement. In the event Company provides a purchase order pertaining to work to be performed under this Agreement and there is a conflict between this Agreement and such purchase order, the terms of this Agreement will prevail. No prior dealings between the parties and no usage of the trade shall be relevant to supplement this Agreement, and this Agreement shall supersede all other written and/or oral agreements between the Company and Contractor.

IN WITNESS HEREOF, the parties have executed this Agreement effective as of the date first above written.

BOART LONGYEAR COMPANY		SEARCHLIGHT MINERALS CORP.
ENVIRONMENTAL DRILLING DIVISION		
By:	(Authorized Signature)	By: (Authorized Signature)
Rob Reed	(Name Printed)	IAN McNEIL (Name Printed)
MANAGER	(Title)	PRESIDENT (Title)
10/17/05	(Date)	OCT 17/05 (Date)

Doc# 17589773

ADDENDUM TO CONTRACT

This Addendum is attached and made a part of that certain contract (the "Contract") between Searchlight Minerals Corp., a Nevada corporation ("SMC") and Boart Longyear Company, ~~an Arizona~~ Nevada Corporation ("Boart"), dated as of this 17 day of October, 2005.

WHEREAS, pursuant to the terms of the Contract, Mountain States is performing certain work for SMC (the "Work") on a copper slag pile located on approximately 200 acres of land in Clarkdale, Arizona (the "Property"); and

WHEREAS, in the performance of the Work, Boart will employ one or more employees, agents, contractors, subcontractors and/or independent contractors ("Boart Subs");

WHEREAS, the Property is owned by Transylvania International, Inc., a Nevada corporation ("Transylvania"); and

WHEREAS, Verde River Iron Company, LLC, a Nevada limited liability company, ("Verde") is an affiliated entity of Transylvania; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Boart, on behalf of itself and all Boart Subs, hereby waives any right whatsoever to create or obtain any lien upon the Property or any portion thereof, or upon any personal property located thereon, pursuant to A.R.S. § 33-981 et. seq. or otherwise.

2. Boart, on behalf of itself and all Boart Subs, hereby indemnifies and holds Transylvania and Verde harmless from and against any and all claims, demands, causes of action or liability of any kind or nature whatsoever, related to or arising out of the Contract, the Work or the Property, including but not limited to the condition of the Property and/or any buildings, structures, improvements or personal property located thereon.

3. SMC hereby indemnifies and holds Transylvania and Verde harmless from and against any and all claims, demands, causes of action or liability of any kind or nature whatsoever, related to or arising out of the Contract, the Work or the Property, including but not limited to the condition of the Property and/or any buildings, structures, improvements or personal property located thereon.

IN WITNESS WHEREOF the parties have entered into this Addendum as of the day and year first above written.

Searchlight Minerals Corp., a Nevada corporation	Boart Longyear Company, an ~~Arizona~~ Nevada corporation
By:________________	By: [signature]
Its:________________	Its: SW Zone Manager

MARSH

CERTIFICATE OF INSURANCE

CERTIFICATE NUMBER CHI-001336119-01

PRODUCER
Marsh USA Inc.
333 South 7th Street, Suite 1600
Minneapolis, MN 55402-2400

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER OTHER THAN THOSE PROVIDED IN THE POLICY. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES DESCRIBED HEREIN.

013826-BOA-ALL-

INSURED
BOART LONGYEAR COMPANY
AND DIVISIONS (see attached)
2640 WEST 1700 SOUTH
SALT LAKE CITY, UT 84104

COMPANIES AFFORDING COVERAGE

COMPANY A ZURICH AMERICAN INS CO
COMPANY B AMERICAN INTERNATIONAL SPECIALTY LINES INS.
COMPANY C AMERICAN GUARANTEE & LIABILITY INS CO
COMPANY D

COVERAGES This certificate supersedes and replaces any previously issued certificate for the policy period noted below. 2

THIS IS TO CERTIFY THAT POLICIES OF INSURANCE DESCRIBED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE POLICY PERIOD INDICATED NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, CONDITIONS AND EXCLUSIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A	GENERAL LIABILITY	GLO395014420	07/29/05	08/01/06	GENERAL AGGREGATE	$ 4,000,000
	X COMMERCIAL GENERAL LIABILITY				PRODUCTS - COMP/OP AGG	$ 2,000,000
	CLAIMS MADE X OCCUR				PERSONAL & ADV INJURY	$ 2,000,000
	OWNER'S & CONTRACTOR'S PROT				EACH OCCURRENCE	$ 2,000,000
					FIRE DAMAGE (Any one fire)	$ 100,000
					MED EXP (Any one person)	$ 5,000
A	AUTOMOBILE LIABILITY	BAP395012920	07/29/05	08/01/06	COMBINED SINGLE LIMIT	$ 1,000,000
	X ANY AUTO				BODILY INJURY (Per person)	$
	ALL OWNED AUTOS					
	SCHEDULED AUTOS				BODILY INJURY (Per accident)	$
	X HIRED AUTOS					
	X NON-OWNED AUTOS				PROPERTY DAMAGE	$
	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
	ANY AUTO				OTHER THAN AUTO ONLY	
					EACH ACCIDENT	$
					AGGREGATE	$
C	EXCESS LIABILITY	UMB5915074-00	07/29/05	08/01/06	EACH OCCURRENCE	$ 5,000,000
	X UMBRELLA FORM				AGGREGATE	$ 5,000,000
	OTHER THAN UMBRELLA FORM					$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY	WC5821205-13 (AOS)	07/29/05	08/01/06	X WC STATUTORY LIMITS / OTHER	
A		WC3949946-20 (WI & MONO)	07/29/05	08/01/06	EL EACH ACCIDENT	$ 1,000,000
	THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: X INCL / EXCL				EL DISEASE-POLICY LIMIT	$ 1,000,000
					EL DISEASE-EACH EMPLOYEE	$ 1,000,000
B	OTHER CONTRACTORS POLLUTION LIABILITY	CPO2678347	05/10/05	05/10/08	EACH LOSS	5,000,000
					AGGREGATE	5,000,000

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

SEARCHLIGHT MINERALS CORP IS INCLUDED AS ADDITIONAL INSURED FOR ALL COVERAGE EXCEPT WORKERS COMPENSATION AS SPECIFIED IN THE CONTRACT WITH RESPECTS TO WORK PERFORMED BY BOART LONGYEAR COMPANY.

CERTIFICATE HOLDER

SEARCHLIGHT MINERALS CORP
ATTN. IAN MCNEIL
2441 W. HORIZON RIDGE PARKWAY
SUITE 120
HENDERSON, NV 89052

CANCELLATION

SHOULD ANY OF THE POLICIES DESCRIBED HEREIN BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED HEREIN, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR REPRESENTATIVES, OR THE ISSUER OF THIS CERTIFICATE.

MARSH USA INC.
BY: Jan D. Sutton

MM1(3/02) VALID AS OF: 10/18/05

ADDITIONAL INFORMATION

PRODUCER	CHI-001336119-01	DATE (MM/DD/YY) 10/18/05
Marsh USA Inc 333 South 7th Street, Suite 1600 Minneapolis MN 55402-2400 013826-BOA-ALL-	COMPANIES AFFORDING COVERAGE	
	COMPANY E	
	COMPANY F	
INSURED BOART LONGYEAR COMPANY AND DIVISIONS (see attached) 2640 WEST 1700 SOUTH SALT LAKE CITY, UT 84104	COMPANY G	
	COMPANY H	

TEXT

THE FOLLOWING ARE DIVISIONS OF BOART LONGYEAR COMPANY:

D.L. MAHER CO.
GEO TECH EXPLORATIONS
HOLT DRILLING
LANG EXPLORATORY DRILLING

CERTIFICATE HOLDER

SEARCHLIGHT MINERALS CORP
ATTN: IAN MCNEIL
2441 W HORIZON RIDGE PARKWAY
SUITE 120
HENDERSON, NV 89052

MARSH USA INC. BY

Jan D. Sutton